UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               METRIS MASTER TRUST
                          (Issuer of the Certificates)

                            METRIS RECEIVABLES, INC.
                     (Originator of the Metris Master Trust)
             (Exact name of registrant as specified in its charter)

                  Delaware                               41-1810301
(State of Incorporation or organization)   (I.R.S. Employer Identification No.)

                        600 South Highway 169, Suite 300
                            St. Louis Park, MN 55426
                                 (612) 417-5645
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:
None

If this form relates to the  registration  of a class of securities  pursuant to
Section  12(b)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(c), check the following box.                               [ ]

If this Form relates to the  registration  of a class of securities  pursuant to
Section  12(g)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(d), check the following box.                               [X]

Securities Act registration statement file numbers to which this form relates:

                             333-61343 and 333-63931

Securities to be registered pursuant to Section 12(g) of the Act:

                                (Title of Class)

$500,000,000 Floating Rate Asset Backed Securities, Series 1998-2, Class A

                                (Title of Class)

$500,000,000 Floating Rate Asset Backed Securities, Series 1998-3, Class A

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item I.  Description of Registrants' Securities to be registered.

         The description of the $500,000,000 Floating Rate Asset Backed Securities, Series 1998-2, Class A set forth under "Description of the Offered Securities" and the tax discussion set forth under "Certain Federal Income Tax Consequences" in the Prospectus dated November 24, 1998 and filed on December 2, 1998 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registrants' Registration Statement on Form S-3 (No. 333-61343) are incorporated herein by reference.

         The description of the $500,000,000 Floating Rate Asset Backed Securities, Series 1998-3, Class A set forth under "Description of the Offered Securities" and the tax discussion set forth under "Certain Federal Income Tax Consequences" in the Prospectus dated November 24, 1998 and filed on December 2, 1998 pursuant to Rule 424(b) under the Securities Exchange Act of 1933, as amended, in connection with the Registrants' Registration Statement on Form S-3 (No. 333-63931) are incorporated by reference.

Item 2.  Exhibits.

         List below all exhibits filed as a part of the registration statement:

Exhibit Number  Description of Exhibit
     4(a) Pooling and Servicing Agreement dated as of July 30, 1998 among Metris Receivables, Inc., as transferor, Direct Merchants Credit Card Bank, National Association, as servicer, and The Bank of New York (Delaware), as trustee (Incorporated by reference to Exhibit 4(a) to of Registrants'
                 Registration Statement on Form S-3 (No. 333-63931))
     4(b)
                Series 1998-2 Supplement dated as of December 4, 1998

     4(c)       Series 1998-3 Supplement dated as of December 4, 1998

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   April 21, 1999                     METRIS RECEIVABLES, INC.



                         By:     /s/ Paul Runice
                                  Paul Runice
                                  President & Treasurer

                         METRIS MASTER TRUST (Co Registrant)

                         By:      Metris Receivables, Inc.
                                  (Originator of Trust)



                         By:      /s/ Paul Runice
                                  Paul Runice
                                  President & Treasurer